Exhibit 10.1


                       EMPLOYMENT AGREEMENT


      This EMPLOYMENT AGREEMENT is made as of May 1, 1999 (the "Effective Date"), by and between TRIARC COMPANIES, INC., a Delaware corporation (the "Corporation"), and Nelson Peltz (the "Executive").

      The Corporation, on behalf of itself and its shareholders, wishes to continue to retain the Executive as an integral part of the management of the Corporation.

      IT IS, THEREFORE, AGREED:

      1. Term of Agreement. This Agreement shall be effective as of the Effective Date and, subject to Section 6, expire on April 30, 2004 (the "Employment Period"); provided that the Employment Period shall automatically be extended for successive one-year periods on May 1 of each year unless, not later than 180 days preceding the date of any such extension, either party gives the other party written notice (in accordance with Section 12(b)) of such party's intention not to further extend the Employment Period.

      2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall be deemed to have taken place if:

            A. Individuals who, on the date hereof, constitute the Board of Directors (the "Board") of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;


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            B.    Any "Person" (as such term is defined in Section 3(a)(9)
                  of the Securities Exchange Act of 1934 (the "Exchange
                  Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Voting Securities"); provided, however, that the event described in this paragraph B. shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Corporation or any subsidiary of the Corporation in which the Corporation owns more than 50% of the combined voting power of such entity (a "Subsidiary"),
                  (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, (iii) by any underwriter temporarily holding the Corporation's Voting Securities pursuant to a public offering of such Voting Securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph C immediately below), (v) pursuant to any acquisition by Executive or by any Person which is an "affiliate" (within the meaning of 17 C.F.R.ss.230.405) of Executive, or (vi) pursuant to any acquisition by any Person as to which Executive and Peter May, acting as a "group" (within the meaning of Section 14(d)(2) of the Exchange Act), are affiliates (an "Excluded Person");

            C. The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination
                  (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Corporation's Voting Securities that were outstanding immediately prior to such Business Combination (or, if


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                  applicable,   is   represented   by  shares   into  which  the
                  Corporation's Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Corporation's Voting Securities among the holders thereof immediately prior to the Business Combination,
                  (ii) no Person (other than (A) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or (B) an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of
                  the  members  of  the  board  of   directors   of  the  Parent
                  Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement
                  providing   for  such  Business   Combination   (any  Business
                  Combination  which satisfies all of the criteria  specified in
                  (i),   (ii)  and  (iii)   above   shall  be  deemed  to  be  a
                  "Non-Qualifying Transaction");

            D. A sale of all or substantially all of the Corporation's assets, other than to an Excluded Person;

            E. The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

            F.    Such other events as the Board may designate.

      Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Corporation's Voting Securities as a result of the acquisition of the Corporation's Voting Securities by the Corporation which reduces the number of the Corporation's Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur.

      3. Employment Period. The Corporation hereby agrees to continue Executive in its employ for the Employment Period.


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      4.    Position and Duties.

            A. As of the date hereof, Executive is employed as Chairman and Chief Executive Officer of the Corporation, and as such Executive is responsible for oversight and management of all operations and activities of the Corporation. Executive shall report to the Board. During the Employment Period, Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be consistent with those of the Chairman and Chief Executive Officer of a publicly traded corporation. Executive's services shall be performed primarily at the executive offices of the Corporation located in New York City, subject to reasonable travel requirements.

            B. Excluding periods of vacation, sick leave and disability to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. Executive may (i) serve on corporate, civic, educational, philanthropic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to a Change in Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change in Control shall not thereafter be deemed to interfere with the performance of Executive's responsibilities to the Corporation.








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      5.    Compensation.

            A. Base Salary. During the Employment Period, as consideration for services rendered, the Corporation shall pay to Executive a base salary at an annual rate at equal to $1,400,000 for each year of the Employment Period, as adjusted as described in the following sentence ("Base Salary"), payable in accordance with the regular pay policy of the Corporation. During the Employment
                  Period, Base Salary may be increased, but not decreased, at the discretion of the Board or the Compensation
                  Committee thereof. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Executive's Base Salary may not be reduced after any such increase.

            B. Bonus and Incentive Programs. Executive shall (without duplication) receive an annual bonus in respect of each fiscal year of the Corporation (a "Fiscal Year") ending during the Employment Period, at least equal to the bonus amount actually earned by Executive for such fiscal year under the Corporation's 1999 Executive Bonus Plan, as it may hereinafter be amended, modified or superseded or supplemented by another bonus plan sponsored by the Corporation or any affiliated company; provided that the Board (including the Compensation Committee thereof) may award Executive additional bonus amounts in its discretion (the aggregate of such bonus amounts being referred to hereunder as the "Bonus"). In addition to the Base Salary and Bonus payable as hereinabove provided, Executive shall be entitled to participate during the Employment Period in all incentive programs (whether cash or equity based, or otherwise), savings, pension, profit sharing and retirement plans and programs applicable to other key executives of the Corporation. In no event shall such plans and programs, in the aggregate, provide Executive following a Change in Control with compensation, benefits and reward opportunities less favorable than the most favorable of those provided by the Corporation and its subsidiaries for Executive under such plans and programs as in effect at any time during the ninety-day period immediately preceding the Change in Control or, if more favorable to Executive, as provided at any time thereafter with respect to any other key executive.


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            C.    Welfare Benefit Plans.  During the Employment Period,
                  Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the Corporation, including, without limitation, all medical, prescription, dental, disability, salary continuance, life, accidental death and travel accident insurance plan and programs of the Corporation and its affiliated companies.
                  In no event shall such plans and programs, in the aggregate, provide Executive following a Change in Control with benefits less favorable than the most favorable of those provided by the Corporation and its affiliated companies for Executive under such plans and programs as in effect at any time during the ninety-day period immediately preceding the Change in Control or, if more favorable to Executive, as provided at any time thereafter with respect to any other key executive.

            D. Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in the performance of his duties hereunder, subject to the submission of such written documentation as the Corporation may reasonably require in accordance with its standard expense reimbursement practices and policies.

            E. Office and Support Staff. During the Employment Period, Executive shall be entitled to an office and secretarial and other assistance consistent with his position. For five years following a Change in Control, Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to Executive at any time during the ninety-day period immediately preceding the Change in Control, or, if more favorable to Executive, as provided at any time thereafter with respect to any other key executive.

            F. Vacation. During the Employment Period, Executive shall be entitled to six weeks per year of paid vacation.






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            G.    Perquisites.  During the Employment Period, Executive
                  shall be entitled to (i) be provided a driver of Executive's choice, at the Corporation's cost, (ii) have a new automobile of Executive's choice provided to him by the Corporation at the Corporation's cost (and to have such automobile replaced with a new one once it is three years old), and be provided reimbursement for expenses incurred by Executive in maintaining such automobile, including parking, gasoline, insurance and maintenance, (iii) reimbursement for tax, estate, financial planning and accounting services from entities or individuals selected by Executive, up to a maximum of $50,000 per year, and (iv) the use of aircraft owned, rented or leased by the Corporation. The
                  Corporation shall report the taxable portion of the above in accordance with applicable rules and regulations of the Internal Revenue Service. The Corporation acknowledges that it is making available the use of Corporation aircraft pursuant to clause (iv) above primarily to ensure the safety and security of Executive for the benefit of the Corporation, and the Corporation encourages Executive to use such aircraft when he travels, irrespective of whether such travel is primarily for personal or business purposes.

            H. Life Insurance. The Executive will cooperate in assisting the Corporation in obtaining a key man life insurance policy on the life of Executive, the beneficiary of which shall be named by the Corporation, including completing all necessary application materials and submitting to one or more physical examinations with a physician of the Corporation's choice.

      6. Termination. This Agreement shall terminate under the following circumstances:

            A.    Death or Disability.  This Agreement and the Employment
                  Period shall terminate automatically upon Executive's death. The Corporation may terminate this Agreement, after having established Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to Executive written notice of its intention to terminate Executive's employment. In such a case, Executive's employment with the Corporation shall terminate effective on the 180th day after receipt of such notice (the "Disability Effective Date"), provided that, within 180 days after such receipt, Executive shall not have returned to full performance of Executive's


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                  duties.  For purposes of this  Agreement,  "Disability"  means personal injury, illness or other cause which, after the expiration of not less than 180 days after its commencement,
                  renders   Executive   unable  to  perform   his  duties   with
                  substantially the same level of quality as immediately prior to such incident and such disability is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

            B. With or Without Cause. The Corporation may terminate Executive's employment with or without "Cause." The Employment Period shall immediately end upon a termination by the Corporation with Cause. For purposes of this Agreement, "Cause" means (i) the willful and continued failure of Executive to perform substantially his duties with the Corporation (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a Notice of Termination without Cause by the Corporation or delivering a Notice of Termination for Good Reason to the Corporation) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties and Executive has failed to cure such failure to the reasonable satisfaction of the Board, (ii) the willful engaging by Executive in gross misconduct which results in substantial damage to the Corporation or its affiliates, or (iii) Executive's conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony. For purpose of this paragraph B, no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Corporation or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Corporation. Cause shall not exist unless and until the Corporation has delivered to Executive, along with the Notice of Termination for Cause,


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                  a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such
                  purpose   (after   reasonable   notice  to  Executive  and  an
                  opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) - (iii) above has occurred and specifying the particulars thereof in detail. The Board must notify Executive of any event constituting Cause within ninety (90) days following the Board's knowledge of its existence or such event shall not constitute Cause under this Agreement.

            C. With or Without Good Reason. Executive's employment may be terminated by Executive with or without Good Reason. The Employment Period shall immediately end upon a termination by Executive without Good Reason. For purposes of this Agreement, "Good Reason" means:

                  (i) (a) any change in the duties or responsibilities (including reporting responsibilities) of Executive that is inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Corporation immediately prior to the Effective Date (including any material and adverse diminution of such duties or responsibilities); provided, however, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities (other than reporting responsibilities) that is solely and directly a result of the Corporation no longer being a publicly traded entity and does not involve any other event set forth in this paragraph C or (b) a material and adverse change in Executive's titles or offices (including his position as President and Chief Operating Officer) with the Corporation;

                  (ii) any failure by the Corporation to comply with any of the provisions of Section 5 of this Agreement;






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                  (iii) the Corporation  requiring  Executive to be based at any office or location other than that described in Section 4.A. hereof, or requiring Executive to travel in the performance of his duties significantly more extensively than the customary travel requirements of Executive as of the Effective Date;

                  (iv) any purported termination by the Corporation of Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement; or

                  (v) any failure by the Corporation to comply with and satisfy Section 11.C of this Agreement by causing any successor to the Corporation to expressly assume and agree to perform this Agreement with Executive, to the full extent set forth in said Section 11.C;

provided that a termination by Executive with Good Reason shall be effective only if, within 30 days following the delivery of a Notice of Termination for Good Reason by Executive to the Corporation, the Corporation has failed to cure the circumstances giving rise to Good Reason to the reasonable satisfaction of Executive. For purposes of this Section 6.C, a good faith determination made by Executive that a "Good Reason" for termination has occurred, and has not been adequately cured, shall be conclusive and binding. In addition to the above, any termination by Executive for any reason on or after a Change of Control shall be deemed to be a termination with Good Reason.

            D. Expiration of the Employment Period. This Agreement shall terminate upon the expiration of the Employment Period due to the Corporation's giving to Executive a written notice of intention not to extend the Employment Period in accordance with Section 1.

            E. Notice of Termination. Any termination by the Corporation with or without Cause or by Executive with or without Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12.B of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement Agreement relied upon, (ii) sets forth in reasonable detail facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision


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                  so indicated and (iii) if the  termination  date is other than the date of receipt of such notice specifies the proposed termination date.

      7.    Obligations of the Corporation Upon Termination.

            A. Death. If Executive's employment is terminated by reason of Executive's death, the Corporation shall:

                  a. pay Executive's estate, in a lump sum in cash within 30 days after the date of death, the amounts described in clauses a and d of Section 7.D.;

                  b. pay Executive's estate the amounts described in clauses b and c of Section 7.D. at the time or times determined by the Corporation, but in no event less rapidly than five substantially equal annual installments beginning no later than 30 days after the date of death;

                  c. pay Executive's estate, in a lump sum in cash at the time Executive would have been entitled to receive his Bonus for the Fiscal Year in which his death occurs, a pro-rata Bonus for such Fiscal Year equal to the product of X * Y (such product referred to below as the "Pro-Rata Bonus"), where:

                        X = the greatest of (a) the largest Bonus paid to Executive in respect of the two Fiscal Years preceding the date of termination; provided that the Bonus paid to Executive in respect of the 1999 Fiscal Year pursuant to the Corporation's 1999 Executive Bonus Plan shall be annualized for this purpose (the "Look-Back Bonus"), (b) the Bonus which would have been paid to Executive in respect of the Fiscal Year in which termination occurs if the Corporation attained its budgeted financial performance, and accomplished any other targeted goals, for such year, as reasonably determined by the Compensation Committee of the Board (the "Target Bonus"), or (c) the Bonus which would have been paid to Executive in respect of the Fiscal Year in which termination


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                              occurs   based   on   the   Corporation's   actual
                              performance, and actual accomplishment of any other targeted goals, as reasonably determined by the Compensation Committee of the Board (the "Actual Bonus," and the greatest of (a), (b) and
                              (c) the "Highest Bonus"); and

                        Y     =  the  number  of  days   elapsed  in  such  year
                              preceding the date of termination divided by 365;

                  d. pay Executive's estate, within 30 days after the date of death, the amount described in clause (iv) of the first sentence of the second to last paragraph of
                        Section 7.D.;

                  e. provide those death benefits to which Executive is entitled at the date of Executive's death under any death benefit plans, policies or arrangements of the Corporation which, following a Change in Control, shall be at least comparable to those in effect at any time during the ninety-day period immediately preceding the Change in Control or, if more favorable to Executive and/or Executive's designees, as in effect on the date of Executive's death with respect to other key executives and their designees; and

                  f. provide to Executive's family the welfare benefits, or payment in lieu of welfare benefits, described in clause
                        (iii) of the first sentence, and the second sentence, of the second to last paragraph of Section 7.D.

                  In addition, upon a termination of Executive in accordance with this Section 7.A:

                  g. all non-vested stock options, and any other non-vested stock or stock-based awards issued by the Corporation or any subsidiary of the Corporation, shall immediately become fully vested, non-forfeitable and exercisable; provided that, in the case of options or awards granted by Triarc Beverage Holdings Corp. ("TBHC"), this clause g. shall not


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                        be  operative  unless and until such  vesting  would not
                        constitute a default or an event of default, or result in a mandatory prepayment requirement, under the terms of any agreement for indebtedness for borrowed money (each, a "Financing Limitation"); and

                  h. all Executive's stock options (A) granted on or after February 24, 2000 by the Corporation or any of its subsidiaries, or (B) granted by the Corporation before February 24, 2000 (including those previously vested) if the exercise price thereof is greater than the closing price of the Corporation's common stock on the New York Stock Exchange on February 24, 2000, shall remain exercisable until the earlier of (i) one year following termination or (ii) their respective stated expiration dates; provided that in the case of options or awards described in subclause (A) of this clause h. which are granted by TBHC, this clause h. shall be subject to any applicable Financing Limitation.

            B. Disability. If Executive's employment is terminated by reason of Executive's disability, the Corporation shall:

                  a. pay Executive, in a lump sum in cash within 30 days following the Disability Effective Date, the amounts described in clauses a and d of Section 7.D.;

                  b. pay Executive's estate the amounts described in clauses b and c of Section 7.D. at the time or times determined by the Corporation, but in no event less rapidly than substantially equal annual installments beginning no later than 30 days after the Disability Effective Date;

                  c. pay Executive the Pro-Rata Bonus for the Fiscal Year in which the Disability Effective Date occurs, to be paid to Executive in a lump sum in cash at the time Executive would have been entitled to receive his Bonus for such Fiscal Year;


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                  d.    pay Executive, within 30 days after the Disability
                        Effective Date, the amount described in clause (iv) of the first sentence of the second to last paragraph of Section 7.D.;

                  e. provide those disability benefits to which Executive is entitled at the Disability Effective Date under any disability benefit plans, policies or arrangements of the Corporation which, following a Change in Control, shall be at least comparable to those in effect at any time during the ninety-day period immediately preceding the Change in Control or, if more favorable to Executive and/or Executive's designees, as in effect on the Disability Effective Date with respect to other key executives and their designees; and

                  f. provide to Executive and his family the benefits, or payment in lieu of benefits, described in clause (iii) of the first sentence, and the second sentence, of the second to last paragraph of Section 7.D.

                  In addition, upon a termination of Executive in accordance with this Section 7.B:

                  g. all non-vested stock options, and any other non-vested stock or stock-based awards issued by the Corporation or any subsidiary of the Corporation, shall immediately become fully vested, non-forfeitable and exercisable; provided that, in the case of options or awards granted by TBHC, this clause
                        g. shall be subject to any applicable Financing Limitation; and

                  h. all Executive's stock options (A) granted on or after February 24, 2000 by the Corporation or any of its subsidiaries, or (B) granted by the Corporation before February 24, 2000 (including those previously vested) if the exercise price thereof is greater than the closing price of the Corporation's common stock on the New York Stock Exchange on February 24, 2000, shall remain exercisable until the earlier of (i) one year following termination or (ii) their respective stated expiration dates; provided that in the case of options or awards described in


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                        subclause (A) of this clause h. which are granted by
                        TBHC, this clause h. shall be subject to any applicable Financing Limitation.

            C. Cause or Without Good Reason. If Executive's employment shall be terminated (i) by the Corporation with Cause, or (ii) by Executive without Good Reason, the Corporation shall pay Executive his Base Salary through the date of termination and any accrued vacation pay, and shall have no further obligations to Executive under this Agreement.

            D. Without Cause or With Good Reason. If Executive's employment shall be terminated (i) by the Corporation without Cause, or
                  (ii) by Executive with Good Reason, the Corporation shall pay to Executive in a lump sum in cash within ten (10) days after the date of termination the aggregate of the following amounts:

                  a. to the extent not theretofore paid, Executive's Base Salary through the date of termination plus any Bonus amounts which have become payable and any accrued vacation pay;

                  b. Executive's Base Salary for the remainder of the Employment Period;

                  c. five times the Highest Bonus; provided that, for this purpose, the Highest Bonus shall be calculated using only the Look-Back Bonus and the Target Bonus;
                        and

                  d. five times the sum of employer contributions paid or accrued on Executive's behalf to any qualified or nonqualified defined contribution retirement plans during the calendar year immediately preceding termination.

                        In  addition,   upon  a  termination   of  Executive  in
                  accordance with this Section 7.D, the Corporation shall (i) pay Executive the Pro-Rata Bonus for the Fiscal Year in which the termination date occurs, to be paid to Executive in a lump sum in cash at the time Executive would have been entitled to receive his Bonus for such Fiscal Year, (ii) if the Actual Bonus for the Fiscal Year in which the termination date occurs, as calculated following the end of such Fiscal Year, exceeds the Highest Bonus as determined in accordance with clause c. immediately above, pay Executive five times the amount by which such Actual Bonus exceeds such Highest Bonus in a lump sum in cash at the time Executive would have been entitled to receive his Bonus for such Fiscal Year; (iii) continue to provide welfare benefits to Executive and his family for the remainder of the Employment Period at least equal to those which were being provided to them in accordance with Section 5.C at any time within the six-month period ending on the date of termination and (iv) credit Executive with five additional years of age and service under each qualified and nonqualified defined benefit pension plan of the Corporation in which Executive participates at the time of termination; provided that in the case of a qualified defined benefit pension plan, the present value of the additional benefit Executive would have accrued if he had been credited with such additional years of age and service (computed using the actuarial assumptions used for purposes of the most recent actuarial report in respect of such plan) will be paid in a lump sum in cash within thirty (30) days after the date of termination; further provided that, in computing such additional benefit, Executive shall be deemed to earn compensation for such additional five-year period at the same rate as in the calendar year immediately preceding such termination. To the extent that the benefits provided for in clause (iii) are not permissible after termination of employment under the terms of the benefit plans of the Corporation then in effect, the Corporation shall pay to Executive in a lump sum in cash within thirty (30) days after the date of termination an amount equal to the after-tax cost to Executive of acquiring on a non-group basis, for the remainder of the Employment Period, those benefits lost to Executive and/or Executive's family as a result of Executive's termination.

                  In addition,  upon a  termination  of Executive in  accordance with this Section 7.D (including for this purpose a termination at the end of the Employment Period following delivery by the Corporation to Executive of a notice not to extend the Employment Period pursuant to the proviso in
                  Section 1 hereof):

                  e. all non-vested stock options, and any other non-vested stock or stock-based awards issued by the Corporation or any subsidiary of the Corporation, shall immediately become fully vested, non-forfeitable and exercisable; provided that, in the case of options or awards granted by TBHC, this clause
                        e. shall be subject to any applicable Financing Limitation; and

                  f. all Executive's stock options (A) granted on or after February 24, 2000 by the Corporation or any of its subsidiaries, or (B) granted by the Corporation before February 24, 2000 (including those previously vested) if the exercise price thereof is greater than the closing price of the Corporation's common stock on the New York Stock Exchange on February 24, 2000, shall remain exercisable until the earlier of (i) one year following termination or (ii) their respective stated expiration dates; provided that in the case of options or awards described in subclause (A) of this clause f. which are granted by TBHC, this clause f. shall be subject to any applicable Financing Limitation.

      8. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive (whether cash or equity based, or otherwise) or other plan or program provided by the Corporation or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the date on which Executive's employment is terminated shall be payable in accordance with such plan or program. Anything herein to the contrary notwithstanding, if Executive becomes entitled to payments pursuant to Section 7.D hereof, the Executive agrees to waive payments under any severance plan or program of the Corporation.

      9.    Noncompetition; Nondisclosure; Nonsolicitation.

            A. Executive hereby covenants and agrees that, during the period of Executive's employment with the Corporation and for one year thereafter (the "Covenant Period"), he shall not, without the prior written consent of the Corporation, engage in Competition (as defined below) with the Corporation. For purposes of this Agreement, if Executive takes any of the following actions he shall be engaged in "Competition": engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is principally engaged in any business operating within the United States of America, which is involved in business activities which are the same as, similar to or in competition with the principal business activities carried on by the Corporation, or being definitely planned by the Corporation, at the time of the termination of the Executive's employment; provided, however, that "Competition" shall not include (i) the passive ownership of securities in any public enterprise and exercise of rights appurtenant thereto, so long as such securities represent no more than five percent of the voting power of all securities of such enterprise or (ii) the indirect ownership of securities through ownership of shares in a registered investment company.

            B. Executive shall not, without the Corporation's prior written consent, disclose or use any non-public confidential information of or relating to the Corporation, whether disclosed to or learned by Executive during the course of his employment or otherwise, so long as such information is not publicly known or available, except for such disclosures as are required by law or in connection with Executive's performance of services to the Corporation hereunder. Executive further agrees that he shall not make any statements at any time that disparage the reputation of the Corporation or any of its affiliates. For purposes of this
                  Section 9, the term "affiliate" of the Corporation means the Board, any and all Committees of the Board (the
                  "Committees") and any and all individual members of either the Board or any of the Committees, in their capacity as such, and any employee or officer of the Corporation.

            C. Executive hereby covenants and agrees that, during the Covenant Period, he shall not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, (i) any customer of the Corporation to give up, or to not commence, a business relationship with the Corporation and (ii) if Executive's employment was terminated by the Corporation with Cause or by Executive without Good Reason, any employee of the Corporation
                  (other than Peter May) to cease such employment.

            D. Executive agrees that all processes, technologies, designs and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Employment Period shall belong to the Corporation, provided that such Inventions grew out of Executive's work for the Corporation, are related in any manner to the business (commercial or experimental) of the Corporation or are conceived or made on the Corporation's time or with the use of the Corporation's facilities or materials. Executive shall further: (a) promptly disclose such Inventions to the Corporation; (b) assign to the Corporation, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the status of Executive as the inventor of such Inventions. Executive agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the Effective Date, except for Inventions, if any, disclosed to the Corporation in writing prior to the Effective Date.

            E. Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any of his obligations under Section 9.A, B, C or D of this Agreement would be inadequate, and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of his violation of any provision of Section 9 of this Agreement, the Corporation shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

            F. Executive acknowledges and agrees that the covenants set forth in Section 9A, B, C and D of this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            G. Executive understands that the provisions of Section 9A, B, C and D of this Agreement may limit his ability to earn a livelihood in a business similar to the business of the Corporation but he nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Corporation, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to Executive, and (v) the consideration provided hereunder is sufficient to compensate Executive for the restrictions contained in Section 9 of this Agreement. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that he shall not assert that, and it should not be considered that, any provisions of Section 9 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

            H.    If  Executive  violates any of the  restrictions  contained in
                  Section 9A, B or C of this Agreement, the restrictive period shall not run in favor of the Executive from the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of the Corporation.

      10.   Certain Additional Payments by the Corporation.

            A. If it is determined (as hereafter provided) that any payment or distribution by the Corporation to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
                  Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            B. Subject to the provisions of Section 10.F hereof, all determinations required to be made under this Section 10, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up
                  Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm")
                  selected by Executive in his sole discretion. Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Corporation and Executive within 15 calendar days after the date of the
                  Change in Control or the date of Executive's termination of employment, if applicable, and any other such time or times as may be requested by the Corporation or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Corporation will pay the required Gross-
                  Up Payment to Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Corporation and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts or fails to pursue its remedies pursuant to Section 10.F hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Corporation and Executive as promptly as possible. Any such Underpayment will be promptly paid by the Corporation to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

            C. The Corporation and Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Corporation or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 10.B hereof.

            D. The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax, and at the request of the Corporation, provide to the Corporation true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Corporation, evidencing such payment. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within five business days pay to the Corporation the amount of such reduction.

            E. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 10.B and D hereof will be borne by the Corporation. If such fees and expenses are initially advanced by Executive, the Corporation will reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.

            F. Executive will notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up
                  Payment. Such notification will be given as promptly as practicable but no later than 10 business days after Executive actually receives notice of such claim and Executive will further apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Corporation and (ii) the date that any payment of amount with respect to such claim is due. If the Corporation notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will:

                  (vi) provide the Corporation with any written records or documents in his possession relating to such claim reasonably requested by the Corporation;

                  (vii) take such  action in  connection  with  contesting  such claim as the Corporation will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Corporation;

                  (viii)cooperate with the Corporation in good faith in order effectively to contest such claim; and

                  (ix) permit the Corporation to participate in any proceedings relating to such claim;

                  provided, however, that the Corporation will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
                  Section 10.F, the Corporation will control all proceedings taken in connection with the contest of any claim contemplated by this Section 10.F and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at his own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation will determine; provided, however, that if the Corporation directs Executive to pay the tax claimed and sue for a refund, the Corporation will advance the amount of such payment to Executive on an interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            G. If, after the receipt by Executive of an amount advanced by the Corporation pursuant to Section 10.F hereof, Executive receives any refund with respect to such claim, Executive will (subject to the Corporation's complying with the requirements of Section 10.F hereof) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Corporation pursuant to Section 10.F hereof, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Corporation does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 10.

      11.   Successors.

            A. This Agreement is personal to Executive and without the prior written consent of the Corporation shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

            B. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

            C. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      12.   Miscellaneous.

            A. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. The parties hereto agree that exclusive jurisdiction of any dispute regarding this Agreement shall be the state or federal courts located in New York, New York. The Corporation shall directly pay the fees and expenses of counsel and other experts retained by Executive in enforcing this Agreement, as they may be incurred, provided that Executive shall be required to reimburse the Corporation for any amounts so paid unless at least one material matter in dispute is decided in favor of Executive.

            B. In the event of any termination of Executive's employment hereunder, Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Corporation under this Agreement, and there shall be no offset against amounts due Executive under this Agreement on account of amounts purportedly owing by Executive to the Corporation. Any amounts due to Executive under this Agreement upon termination of employment are considered to be reasonable by the Corporation and are not in the nature of a penalty.

            C. The Corporation will indemnify Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Corporation or of any subsidiary or affiliate of the Corporation.

            D. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            E. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            F. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile or nationally recognized overnight courier service, addressed as follows:

                                    If to Executive:

                                    Nelson Peltz
                                    543 Byram Lake Road
                                    Mt. Kisco, New York 10549

                                    Facsimile: (914) 666-4786

                                    If to the Corporation:

                                    Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, New York 10017
                                    Attention: General Counsel
                                    Facsimile: (212) 451-3216

                                    in either case, with a copy to:

                                    Paul, Weiss, Rifkind, Wharton &
                                    Garrison
                                    1285 Avenue of the Americas
                                    New York, New York    10019
                                    Attention: Neale M. Albert, Esq.
                                    Facsimile: (212) 757-3990

                  or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            G. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            H. The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            I. This Agreement contains the entire understanding of the Corporation and Executive with respect to the subject matter hereof.

      IN  WITNESS  WHEREOF,   Executive  has  hereunto  set  his  hand  and  the
Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                         NELSON PELTZ
                                         ------------------------------
                                         Nelson Peltz

                                         TRIARC COMPANIES, INC.


                                         By:   BRIAN L. SCHORR
                                               ------------------------
                                                Name: Brian L. Schorr
                                               Title: Executive Vice President
                                                      and General Counsel